EXHIBIT 99.(h)(9)

                                SECOND AMENDMENT
                    TO FUND ACCOUNTING AND SERVICES AGREEMENT
                            DATED SEPTEMBER 4, 2001,
                                  BY AND AMONG
                              ACCESSOR FUNDS, INC.,
                       ACCESSOR CAPITAL MANAGEMENT LP AND
                        ALPS MUTUAL FUNDS SERVICES, INC.

     THIS AMENDMENT is made as of September 29, 2003, by and between Accessor Funds, Inc., a corporation established under the laws of the State of Maryland (the "Fund"), Accessor Capital Management LP, a Washington limited partnership ("Accessor"), and ALPS Mutual Funds Services, Inc., a Colorado corporation ("ALPS").

     WHEREAS, the Fund, Accessor and ALPS have entered into a Fund Accounting and Services Agreement (the "Agreement") dated September 4, 2001 and a First Amendment dated December 30, 2002; and

     WHEREAS, effective September 29, 2003, an additional class of shares for each Portfolio of the Fund was created; and

     WHEREAS, in light of the foregoing, the Fund, Accessor, and ALPS wish to modify the provisions of the Agreement to reflect ALPS' new address and the additional class of shares for each Portfolio, and the resulting increase of the fee paid to ALPS.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. APPENDIX A. Appendix A of the Agreement shall be replaced with Appendix A, attached hereto and incorporated herein by reference.

     2. MISCELLANEOUS. Other than as amended hereby, all terms and conditions of the Agreement are unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.


ACCESSOR FUNDS, INC.

By:
    ---------------------------------------------
Name:  Ravindra A. Deo
Title: Vice President

ALPS MUTUAL FUNDS SERVICES, Inc.

By:
    ---------------------------------------------
Name:  Jeremy O. May
Title: Senior Vice President

ACCESSOR CAPITAL MANAGEMENT LP
By: Accessor Capital Corporation
Its Managing General Partner

By:
    ---------------------------------------------
Name:  Christine J. Stansbery
Title: Vice President

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                                   APPENDIX A

                                 ACCESSOR FUNDS
                                 --------------

Actively Managed Funds
----------------------

     Growth Fund                           Investor, Adviser and A and C Classes
     Value Fund                            Investor, Adviser and A and C Classes
     Small to Mid Cap Fund                 Investor, Adviser and A and C Classes
     International Equity Fund             Investor, Adviser and A and C Classes
     High Yield Fund                       Investor, Adviser and A and C Classes
     Intermediate Fixed-Income Fund        Investor, Adviser and A and C Classes
     Short-Intermediate Fixed-Income Fund  Investor, Adviser and A and C Classes
     Mortgage Securities Fund              Investor, Adviser and A and C Classes
     U.S. Government Money Fund            Investor, Adviser and A and C Classes

Allocation Funds
----------------

     Accessor Income Allocation Fund Investor, Adviser and A and C Classes Accessor Income & Growth Allocation Fund Investor, Adviser and A and C Classes Accessor Balanced Allocation Fund Investor, Adviser and A and C Classes Accessor Growth & Income Allocation Fund Investor, Adviser and A and C Classes Accessor Growth Allocation Fund Investor, Adviser and A and C Classes Accessor Aggressive Growth Allocation Fund Investor, Adviser and A and C Classes